
                                                      EXHIBIT 12
                                              FLEET FINANCIAL GROUP, INC.
                                     COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                       TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                            EXCLUDING INTEREST ON DEPOSITS
                                                  (dollars in millions)

                                                           Six        Three
                                                           Months     Months
                                                            Ended      Ended
                                                          June 30,    June 30,             Year ended December 31,
-------------------------------------------------------------------- -------------------------------------------------------
                                                            1998       1998       1997     1996     1995     1994     1993
-------------------------------------------------------------------- -------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                      $1,181    $   646   $2,294   $2,070   $1,156   $1,460   $1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                        497        271      737      813    1,413    1,074      790
         (2)  1/3 of rent                                        27         13       53       55       52       53       54
  (b)  Preferred dividends                                       42         21      104      117       62       51       54
                                                          ---------- ----------  -------  -------  -------  -------  -------
  (c)  Adjusted earnings                                     $1,747    $   951   $3,188   $3,055   $2,683   $2,638   $2,071
                                                          ---------- ----------  -------  -------  -------  -------  -------
                                                          ---------- ----------  -------  -------  -------  -------  -------
Fixed charges and preferred dividends                        $  566    $   305   $  894    $ 985   $1,527   $1,178   $  898
                                                          ---------- ----------  -------  -------  -------  -------  -------
                                                          ---------- ----------  -------  -------  -------  -------  -------
Adjusted earnings/Fixed charges and preferred dividends        3.09x      3.12x    3.57x    3.10x    1.76x    2.24x    2.31x
                                                          ---------- ----------  -------  -------  -------  -------  -------
                                                          ---------- ----------  -------  -------  -------  -------  -------


                                             INCLUDING INTEREST ON DEPOSITS
                                                  (dollars in millions)


                                                             Six       Three
                                                           Months     Months
                                                            Ended      Ended
                                                          June 30,    June 30,             Year ended December 31,
-------------------------------------------------------------------- ----------  -------------------------------------------
                                                            1998       1998       1997     1996     1995       1994     1993
-------------------------------------------------------------------- -------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                    $ 1,181     $ 646    $ 2,294   $ 2,070   $ 1,156  $ 1,460   $ 1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                       497       271        737       813     1,413    1,074       790
         (2)  1/3 of rent                                       27        13         53        55        52       53        54
         (3)  Interest on deposits                             912       474      1,654     1,754     1,726    1,170     1,165
  (b)  Preferred dividends                                      42        21        104       117        63       51        54
                                                          ---------- ----------  -------  -------   -------  -------   -------
  (c)  Adjusted earnings                                    $2,659    $1,425     $4,842    $4,809    $4,410   $3,808    $3,236
                                                          ---------- ----------  -------  -------   -------  -------   -------
                                                          ---------- ----------  -------  -------   -------  -------   -------
Fixed charges and preferred dividends                       $1,478    $  779     $2,548    $2,739    $3,254   $2,348    $2,063
                                                          ---------- ----------  -------  -------   -------  -------   -------
                                                          ---------- ----------  -------  -------   -------  -------   -------
Adjusted earnings/Fixed charges and preferred dividends       1.80x     1.83x      1.90x     1.76x     1.36x    1.62x     1.57x
                                                          ---------- ----------  -------  -------   -------  -------   -------
                                                          ---------- ----------  -------  -------   -------  -------   -------


                                                 EXHIBIT 12 (continued)
                                               FLEET FINANCIAL GROUP, INC.
                                      COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                     TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                                                  (dollars in millions)

                                                            Six       Three
                                                           Months     Months
                                                            Ended      Ended
                                                          June 30,    June 30,             Year ended December 31,
-------------------------------------------------------------------- ------------------------------------------------------
                                                            1998       1998       1997     1996     1995    1994     1993
-------------------------------------------------------------------- ------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                    $ 1,181    $   646    $ 2,294  $ 2,070  $ 1,156 $ 1,460  $ 1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                       497        271        737      813    1,413   1,074      790
         (2)  1/3 of rent                                       27         13         53       55       52      53       54
                                                          ---------- ----------  -------  -------  ------- -------  -------
  (b)  Adjusted earnings                                   $ 1,705    $   930    $ 3,084  $ 2,938  $ 2,621 $ 2,587  $ 2,017
                                                          ---------- ----------  -------  -------  ------- -------  -------
                                                          ---------- ----------  -------  -------  ------- -------  -------
Fixed charges                                              $   524    $   284    $   790  $  868   $ 1,465 $ 1,127  $   844
                                                          ---------- ----------  -------  -------  ------- -------  -------
                                                          ---------- ----------  -------  -------  ------- -------  -------
Adjusted earnings/Fixed charges                               3.27x      3.30x      3.90x   3.38x     1.79x   2.30x    2.39x
                                                          ---------- ----------  -------  -------  ------- -------  -------
                                                          ---------- ----------  -------  -------  ------- -------  -------


                                              INCLUDING INTEREST ON DEPOSITS
                                                   (dollars in millions)



                                                             Six       Three
                                                           Months     Months
                                                            Ended      Ended
                                                          June 30,   June 30,             Year ended December 31,
-------------------------------------------------------------------- ------------------------------------------------------
                                                            1998       1998       1997     1996     1995    1994     1993
-------------------------------------------------------------------- ------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                      $1,181   $    646   $2,294   $2,070   $1,156  $1,460   $1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                        497        271      737      813    1,413   1,074      790
         (2)  1/3 of rent                                        27         13       53       55       52      53       54
         (3)  Interest on deposits                              912        474    1,654    1,754    1,726   1,170    1,165
                                                          ---------- ----------  -------  -------  ------- -------  -------
  (b)  Adjusted earnings                                     $2,617     $1,404   $4,738   $4,692   $4,347  $3,757   $3,182
                                                          ---------- ----------  -------  -------  ------- -------  -------
                                                          ---------- ----------  -------  -------  ------- -------  -------
Fixed charges                                                $1,436    $   758   $2,444   $2,622   $3,191  $2,297   $2,009
                                                          ---------- ----------  -------  -------  ------- -------  -------
                                                          ---------- ----------  -------  -------  ------- -------  -------
Adjusted earnings/Fixed charges                                1.83x      1.86x    1.94x    1.79x    1.36x   1.64x    1.58x
                                                          ---------- ----------  -------  -------  ------- -------  -------
                                                          ---------- ----------  -------  -------  ------- -------  -------

                                       31